Exhibit 99.2

CONSENT OF SANDLER O’NEILL + PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to Prince George’s Federal Savings Bank (“PGFSB”) as an Annex to the proxy statement/prospectus of PGFSB and Southern National Bancorp of Virginia, Inc. (“Southern National”) that is a part of Southern National’s Registration Statement on Form S-4/A relating to the proposed merger transaction involving PGFSB and Southern National, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission there under (the “Regulations”), nor do we admit that we are experts with respect to any part of such proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill + Partners, L.P.

Sandler O’Neill + Partners, L.P.

New York, New York

April 10, 2014